 Exhibit 15.2

Exhibit 15.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-238458) of Credit Suisse Group AG and Credit Suisse AG of our report dated March 18, 2021 relating to the financial statements of Credit Suisse AG and its subsidiaries (the “Bank”) as of and for the year ended December 31, 2020 and the Bank’s effectiveness of internal control over financial reporting, which appears in this Form 20-F. /s/ PricewaterhouseCoopers AG Zurich, Switzerland March 18, 2021